EXHIBIT 21

Legal Name	State of Incorporation
Baldwin Risk Partners, LLC	Delaware

BRP Colleague, Inc.	Florida

Baldwin Krystyn Sherman Partners, LLC	Florida

BKS D&M Holdings, LLC	Florida

BRP D&M Insurance, LLC	Florida

BKS Smith, LLC	Florida

BKS MS, LLC	Florida

League City Office Building, LLC	Florida

BKS – IPEO JV Partners, LLC	Florida

BKS Financial Services Holdings, LLC	Florida

BKS Financial Investments, LLC	Florida

BKS Securities, LLC	Florida

BRP Main Street Insurance Holdings, LLC	Florida

BRP Bradenton Insurance, LLC	Florida

BRP Black Insurance, LLC	Florida

BRP Ryan Insurance, LLC	Florida

BRP Affordable Home Insurance, LLC	Florida

The Villages Insurance Partners, LLC	Florida

Laureate Insurance Partners, LLC	Florida

BRP Foundation, LLC	Florida

BRP Insurance Intermediary Holdings, LLC	Florida

AB Risk Specialist, LLC	Florida

KB Risk Solutions, LLC	Florida

Millennial Specialty Insurance, LLC	Florida

BRP Medicare Insurance Holdings, LLC	Florida

BRP Medicare Insurance I, LLC	Florida

BRP Medicare Insurance II, LLC	Florida

BRP Medicare Insurance III, LLC	Florida